Exhibit 99.1

Release:	On receipt, Oct. 26, 2023
Media Contact:	Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:	Humphrey Lee, 877-909-1105, lee.humphrey@principal.com

Principal Financial Group® Announces Third Quarter 2023 Results

Raises fourth quarter 2023 common stock dividend

Company Highlights

•	Net income attributable to Principal Financial Group®, Inc. (PFG)[1] of $1,246 million, or $5.10 per diluted share, includes $702 million of income from exited business

•	Non-GAAP operating earnings[2] of $420 million, or $1.72 per diluted share

•	Returned $356 million of capital to shareholders

•	Raises fourth quarter 2023 common stock dividend by $0.02 to $0.67 per share

•	Assets under management (AUM) of $651 billion, which is included in assets under administration (AUA) of $1.5 trillion

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for third quarter 2023.

•	Non-GAAP net income attributable to PFG excluding income from exited business[1] for third quarter 2023 of $544.4 million, compared to $395.9 million for third quarter 2022. Non-GAAP net income excluding income from exited business per diluted share of $2.23 for third quarter 2023, compared to $1.57 for third quarter 2022.

o	As noted in Exhibit 1, third quarter 2023 net income reflected the impacts of the significant variances[2], including the annual actuarial assumption review, which decreased net income by $9.7 million, or $0.04 per diluted share.

•	Non-GAAP operating earnings for third quarter 2023 of $419.7 million, compared to $403.3 million for third quarter 2022. Non-GAAP operating earnings per diluted share of $1.72 for third quarter 2023 compared to $1.60 per diluted share for third quarter 2022.

o	Third quarter 2023 non-GAAP operating earnings reflected the following significant variances[2] as noted in Exhibit 1:

▪	Results of the annual actuarial assumption review decreased non-GAAP operating earnings by $5.6 million, or $0.02 per diluted share;

▪	And a net $21.1 million, or $0.09 per diluted share, decrease to non-GAAP operating earnings primarily from lower than expected variable investment income.

1 All financial results and periods reflect the adoption of long-duration targeted improvements (LDTI) accounting guidance.

2 Use of non-GAAP financial measures is discussed in this release after segment results. Non-GAAP operating earnings for total company is after tax. The total company impacts of significant variances, including the actuarial assumption review, is also after tax.

Classification: Company Confidential

o	After excluding the significant variances noted in Exhibit 1, non-GAAP operating earnings increased 11 percent, or 14 percent per diluted share, over the prior year quarter.

•	Quarterly common stock dividend of $0.67 per share for fourth quarter 2023 was authorized by the company’s Board of Directors, bringing the trailing twelve-month dividend to $2.60 per share. The dividend will be payable on December 20, 2023, to shareholders of record as of December 1, 2023.

"Our diversified and increasingly integrated business model, as well as our industry leading position in the small to mid-sized business segment, contributed to another strong quarter. Healthy sales growth and strong underwriting results drove third quarter results with non-GAAP operating earnings of $420 million. We returned $356 million to shareholders during the quarter and remain confident in delivering our full year guidance,” said Dan Houston, chairman, president, and CEO of Principal®.

Third quarter highlights

•	Retirement and Income Solutions (RIS) sales of $7.6 billion increased 30% from third quarter 2022, including $0.6 billion of pension risk transfer sales

•	Principal Global Investors (PGI) managed AUM of $469.0 billion; positive real estate net cash flow of $0.8 billion; operating margin[3] of 39%

•	Principal International (PI) reported positive net cash flow of $0.8 billion; AUM of $168.4 billion, up 16% from third quarter 2022

•	Specialty Benefits premium and fees increased 8% from third quarter 2022 driven by continued strong sales, retention, employment and wage growth

•	Life Insurance business market premium and fees increased 24% from third quarter 2022

•	Returned $356.4 million of capital to shareholders during the third quarter, including:

o	$200.3 million to repurchase 2.5 million shares of common stock; and

o	$156.1 million of common stock dividends with the $0.65 per share common dividend paid in the third quarter

Strong financial position

•	$1.4 billion of excess and available capital in our holding companies and other subsidiaries

•	Estimated statutory risk-based capital (RBC) ratio for Principal Life Insurance Company of 404%

3 Operating margin for PGI = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

Classification: Company Confidential

Segment Results

Retirement and Income Solutions

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	3Q23	3Q22	% Change	3Q23		3Q22		% Change
Pre-tax operating earnings[4]	$304.7	$206.3	48%	$990.8		$1,047.4		(5)%
Net revenue[5]	$709.8	$616.8	15%	$2,615.3		$2,762.1		(5)%
Operating margin[6]	42.9%	33.4%		37.9	%*	37.9	%*

*Operating margin – Excluding the third quarter actuarial assumption reviews and other significant variances, the trailing twelve month operating margin was 38.3% for third quarter 2023 and 36.6% for third quarter 2022.

•	Pre-tax operating earnings increased $98.4 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $29.7 million primarily due to higher net revenue and lower operating expenses.

•	Net revenue increased $93.0 million. Excluding the significant variances outlined in Exhibit 1, net revenue increased $24.3 million primarily due to favorable equity markets and the benefits of rising interest rates, partially offset by fee compression.

Principal Global Investors

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	3Q23	3Q22	% Change	3Q23	3Q22	% Change
Pre-tax operating earnings	$151.6	$142.0	7%	$524.3	$658.2	(20)%
Operating revenues less pass-through expenses[7]	$393.9	$373.1	6%	$1,494.5	$1,651.9	(10)%
Operating margin	38.7%	38.4%		35.3%	40.1%
Total PGI assets under management (billions)	$469.0	$449.4	4%
PGI sourced assets under management (billions)	$240.9	$235.7	2%

•	Pre-tax operating earnings increased $9.6 million primarily due to higher operating revenues less pass-through expenses, partially offset by higher variable expenses.

•	Operating revenues less pass-through expenses increased $20.8 million primarily due to higher real estate performance fees.

4 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

5 Net revenue = operating revenues less: benefits, claims and settlement expenses; liability for future policy benefits remeasurement (gain) loss; market risk benefit remeasurement (gain) loss; and dividends to policyholders.

6 Operating margin for RIS = pre-tax operating earnings divided by net revenue.

7 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

Classification: Company Confidential

Principal International

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	3Q23	3Q22	% Change	3Q23		3Q22		% Change
Pre-tax operating earnings	$70.8	$64.0	11%	$290.4		$334.1		(13)%
Combined net revenue (at PFG share)[8]	$239.1	$218.3	10%	$942.6		$976.3		(3)%
Operating margin[9]	29.6%	29.3%		30.8	%*	34.2	%*
Assets under management (billions)	$168.4	$144.6	16%

*Operating margin – Excluding the third quarter actuarial assumption reviews and other significant variances, the trailing twelve month operating margin was 31.6% for third quarter 2023 and 31.0% for third quarter 2022.

•	Pre-tax operating earnings increased $6.8 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $2.5 million primarily due to higher combined net revenue, partially offset by increased operating expenses.

•	Combined net revenue (at PFG share) increased $20.8 million. Excluding the significant variances outlined in Exhibit 1, combined net revenue increased $13.5 million primarily as a result of higher AUM.

Specialty Benefits

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	3Q23	3Q22	% Change	3Q23		3Q22		% Change
Pre-tax operating earnings	$147.8	$149.0	(1)%	$440.4		$356.8		23%
Premium and fees	$771.3	$712.5	8%	$2,986.6		$2,734.1		9%
Operating margin[10]	19.2%	20.9%		14.7	%*	13.0	%*
Incurred loss ratio	56.1%	53.8%		60.0%		62.9%

*Operating margin – Excluding the third quarter actuarial assumption review and other significant variances, the trailing twelve month operating margin was 14.8% for third quarter 2023 and 13.2% for third quarter 2022.

•	Pre-tax operating earnings decreased $1.2 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $32.2 million due to growth in the business and a decrease in the incurred loss ratio.

•	Premium and fees increased $58.8 million driven by strong sales, retention, employment and wage growth.

•	Incurred loss ratio increased to 56.1%. Excluding the significant variances outlined in Exhibit 1, the incurred loss ratio of 58.2% decreased driven by strong long-term disability underwriting results and lower group life mortality.

8 Combined net revenue (a non-GAAP financial measure): net revenue for all PI companies at 100% less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our operating margin.

9 Operating margin for PI = pre-tax operating earnings divided by combined net revenue (at PFG share).

10 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Classification: Company Confidential

Life Insurance

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	3Q23	3Q22	% Change	3Q23		3Q22		% Change
Pre-tax operating earnings (losses)	$21.2	$32.8	(35)%	$90.9		$156.4		(42)%
Premium and fees	$241.8	$243.9	(1)%	$911.1		$1,017.3		(10)%
Operating margin	8.8%	13.4%		10.0	%*	15.4	%*

*Operating margin – Excluding the third quarter actuarial assumption review and other significant variances, the trailing twelve month operating margin was 13.6% for third quarter 2023 and 18.0% for third quarter 2022.

•	Pre-tax operating earnings decreased $11.6 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings decreased $11.0 million due to higher mortality and lower net investment income.

•	Premium and fees decreased $2.1 million. Excluding the significant variances outlined in Exhibit 1, premium and fees increased $6.4 million as strong business market growth outpaced the runoff of the legacy business.

Corporate

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	3Q23	3Q22	% Change	3Q23	3Q22	% Change
Pre-tax operating losses	$(114.8)	$(100.8)	(14)%	$(395.0)	$(477.1)	17%

•	Pre-tax operating losses increased $14.0 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating losses increased primarily due to higher operating expenses.

Classification: Company Confidential

Exhibit 1

Principal Financial Group

Impact of 3Q 2023 and 3Q 2022 significant variances on quarterly net income attributable to PFG and non-GAAP operating earnings

(in millions, except per share data)

	Impacts of 3Q 2023 significant variances			Impacts of 3Q 2022 significant variances
	Actuarial assumption review	Other significant variances[11]	Total 3Q23 significant variances	Actuarial assumption review	Other significant variances[12]	Total 3Q22 significant variances
Net income attributable to PFG	$(9.7)	$(21.1)	$(30.8)	$51.2	$(50.2)	$1.0
Net realized capital (gains) losses, as adjusted	4.2	-	4.2	1.4	-	1.4
(Income) loss from exited business	(0.1)	-	(0.1)	(2.8)	-	(2.8)
Non-GAAP operating earnings	(5.6)	(21.1)	(26.7)	49.8	(50.2)	(0.4)
Income taxes[13]	68.8	(2.6)	66.2	13.2	(12.2)	1.0
Non-GAAP pre-tax operating earnings	$63.2	$(23.7)	$39.5	$63.0	$(62.4)	$0.6

Per diluted share:
Net income	$(0.04)	$(0.09)	$(0.13)	$0.20	$(0.20)	$0.00
Net realized capital (gains) losses, as adjusted	0.02	0.00	0.02	0.01	0.00	0.01
(Income) loss from exited business	(0.00)	0.00	(0.00)	(0.01)	0.00	(0.01)
Non-GAAP operating earnings	$(0.02)	$(0.09)	$(0.11)	$0.20	$(0.20)	$0.00
Weighted average diluted common shares outstanding	244.3	244.3	244.3	251.9	251.9	251.9

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$53.4	$(9.0)	$44.4	$1.8	$(26.1)	$(24.3)

Principal Global Investors	-	-	-	-	-	-
Principal International	-	(5.1)	(5.1)	-	(9.4)	(9.4)
Principal Asset Management	-	(5.1)	(5.1)	-	(9.4)	(9.4)

Specialty Benefits	16.2	-	16.2	55.6	(6.0)	49.6
Life Insurance	(6.4)	(2.0)	(8.4)	5.6	(13.4)	(7.8)
Benefits and Protection	9.8	(2.0)	7.8	61.2	(19.4)	41.8

Corporate	-	(7.6)	(7.6)	-	(7.5)	(7.5)
Total segment pre-tax operating earnings	$63.2	$(23.7)	$39.5	$63.0	$(62.4)	$0.6

Income statement line item details of the 3Q23 and 3Q22 significant variances are available in our earnings conference call presentation on our website.

11 Other significant variances in 3Q23 include 1) lower than expected variable investment income in RIS, Life Insurance and Corporate; 2) impact of lower than expected encaje performance, Latin American inflation and other items in Principal International.

12 Other significant variances in 3Q22 include 1) lower than expected variable investment income in RIS, Specialty Benefits, Life Insurance and Corporate, partially offset by higher variable investment income in Principal International; 2) lower than expected encaje performance and non-economic LDTI discount rate impacts in Principal International; 3) COVID-19 related claims in RIS and Life Insurance.

13 A change in methodology of certain tax reserves resulted in additional tax expense in 3Q23.

Classification: Company Confidential

Forward looking and cautionary statements

Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flow, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2022, and in the company’s quarterly report on Form 10-Q for the quarter ended Jun. 30, 2023, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a prolonged low interest rate environment; the elimination of the London Inter-Bank Offered Rate (“LIBOR”); the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience for insurance and annuity products could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC asset and other actuarial balances may change; changes in laws, regulations or accounting standards; the company’s ability to pay stockholder dividends, make share repurchases and meet its obligations may be constrained by the limitations on dividends or other distributions Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; the company’s hedging or risk management strategies prove ineffective or insufficient; international business risks; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; risks related to administering reinsurance transactions; a pandemic, terrorist attack, military action or other catastrophic event; global climate change; technological and societal changes may disrupt the company’s business model and impair its ability to retain existing customers, attract new customers and maintain its profitability; damage to the company’s reputation; the company may not be able to protect its intellectual property and may be subject to infringement claims; inability to attract, develop and retain qualified employees and sales representatives and develop new distribution sources; an interruption in information technology, infrastructure or other internal or external systems used for business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; loss of key vendor relationships or failure of a vendor to protect information of our customers or employees; and the company’s enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which the company is exposed.

Classification: Company Confidential

Use of Non-GAAP financial measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings conference call

On Friday, Oct. 27, 2023, at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Dan Houston and Executive Vice President and Chief Financial Officer Deanna Strable will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Via telephone through Call Me, a zero hold-time telephone dial-back service, or by dialing in one of the following numbers 10 minutes prior to the start of the call.

o	877-407-0832 (U.S. and Canadian callers)

o	+1 201-689-8433 (International callers)

•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Classification: Company Confidential

About Principal®14

Principal Financial Group® (Nasdaq: PFG) is a global financial company with approximately 19,500 employees15 passionate about improving the wealth and well-being of people and businesses. In business for more than 140 years, we’re helping approximately 61 million customers15 plan, insure, invest, and retire, while working to improve our planet, support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the 2023 World’s Most Ethical Companies16, a member of the Bloomberg Gender Equality Index, and a Top 10 “Best Places to Work in Money Management17.” Learn more about Principal and our commitment to sustainability, inclusion, and purpose at principal.com.

###

Summary of Principal Financial Group, Inc. and Segment Results

	(in millions)
	Three Months Ended,		Trailing Twelve Months,
Principal Financial Group, Inc. Results:	9/30/23	9/30/22	9/30/23	9/30/22
Net income (loss) attributable to PFG	$1,246.2	$1,315.7	$1,478.7	$5,211.7
(Income) loss from exited business	(701.8)	(919.8)	248.0	(3,830.8)
Net income (loss) attributable to PFG excluding exited business	$544.4	$395.9	$1,726.7	$1,380.9
Net realized capital (gains) losses, as adjusted	(124.7)	7.4	(170.1)	303.8
Non-GAAP Operating Earnings*	$419.7	$403.3	$1,556.6	$1,684.7
Income taxes	161.6	90.0	385.2	391.1
Non-GAAP Pre-Tax Operating Earnings	$581.3	$493.3	$1,941.8	$2,075.8

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$304.7	$206.3	$990.8	$1,047.4
Principal Asset Management	222.4	206.0	814.7	992.3
Benefits and Protection	169.0	181.8	531.3	513.2
Corporate	(114.8)	(100.8)	(395.0)	(477.1)
Total Segment Pre-Tax Operating Earnings	$581.3	$493.3	$1,941.8	$2,075.8

	Per Diluted Share
	Three Months Ended,		Nine Months Ended,
	9/30/23	9/30/22	9/30/23	9/30/22
Net income (loss)	$5.10	$5.22	$6.08	$18.55
(Income) loss from exited business	(2.87)	(3.65)	(1.13)	(14.89)
Net income (loss) excluding exited business	$2.23	$1.57	$4.95	$3.66
Net realized capital (gains) losses, as adjusted	(0.51)	0.03	(0.22)	1.10
Non-GAAP Operating Earnings	$1.72	$1.60	$4.73	$4.76
Weighted-average diluted common shares outstanding (in millions)	244.3	251.9	245.7	257.3

14 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

15 As of September 30, 2023

16 Ethisphere, 2023

17 Pensions & Investments, 2022

Classification: Company Confidential

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	9/30/23	12/31/22
Total assets (in billions)	$287.9	$290.6
Stockholders’ equity (in millions)	$10,722.9	$10,017.8
Total common equity (in millions)	$10,671.6	$9,976.7
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,754.2	$12,398.5
End of period common shares outstanding (in millions)	239.7	243.5
Book value per common share	$44.52	$40.97
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$53.21	$50.92

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	9/30/23	12/31/22
Stockholders’ Equity, Excluding AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$10,722.9	$10,017.8
Noncontrolling interest	(51.3)	(41.1)
Stockholders’ equity available to common stockholders	10,671.6	9,976.7
Cumulative change in fair value of funds withheld embedded derivative	(3,195.9)	(2,885.6)
AOCI, other than foreign currency translation adjustment	5,278.5	5,307.4
Stockholders’ equity, excluding AOCI other than cumulative change in fair value of funds withheld embedded derivative and foreign currency translation adjustment, available to common stockholders	$12,754.2	$12,398.5

Book Value Per Common Share, Excluding AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$44.52	$40.97
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	8.69	9.95
Book value per common share, excluding AOCI other than foreign currency translation adjustment	$53.21	$50.92

Classification: Company Confidential

Principal Financial Group, Inc. Reconciliation of U.S. GAAP to Non-GAAP Financial Measures (in millions)
	Three Months Ended,		Trailing Twelve Months,
	9/30/23	9/30/22	9/30/23	9/30/22
Income Taxes:
Total GAAP income taxes (benefit)	$354.8	$328.8	$325.5	$1,293.9
Net realized capital gains (losses) tax adjustments	(34.2)	3.4	(47.5)	107.3
Exited business tax adjustments	(177.4)	(259.1)	43.0	(1,072.6)
Income taxes related to equity method investments and noncontrolling interest	18.4	16.9	64.2	62.5
Income taxes	$161.6	$90.0	$385.2	$391.1

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$179.3	$(27.4)	$211.8	$(318.2)

Market value adjustments to fee revenues	0.1	-	0.9	0.1
Net realized capital gains (losses) related to equity method investments	(4.1)	6.6	(4.8)	(11.7)
Derivative and hedging-related revenue adjustments	26.6	(24.3)	13.7	(126.2)
Certain variable annuity fees	18.5	18.7	73.4	78.6
Sponsored investment fund adjustments	5.8	5.2	22.9	22.3
Capital gains distributed – operating expenses	(22.5)	19.9	(24.9)	109.6
Amortization of actuarial balances	(0.3)	0.1	(0.3)	(1.8)
Derivative and hedging-related expense adjustments	0.8	-	0.9	-
Market value adjustments of embedded derivatives	(9.3)	(4.5)	(0.8)	(41.0)
Market value adjustments of market risk benefits	(30.1)	(16.1)	(45.5)	(173.1)
Capital gains distributed – cost of interest credited	(9.3)	5.6	(15.0)	16.1
Net realized capital gains (losses) tax adjustments	(34.2)	3.4	(47.5)	107.3
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	3.4	5.4	(14.7)	34.2
Total net realized capital gains (losses) after-tax adjustments	(54.6)	20.0	(41.7)	14.4

Net realized capital gains (losses), as adjusted	$124.7	$(7.4)	$170.1	$(303.8)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Strategic review costs and impacts	$-	$(27.6)	$4.0	$36.4
Amortization of reinsurance gains (losses)	(8.1)	(7.7)	(69.0)	(38.2)
Other impacts of reinsured business	(39.3)	(32.0)	(138.4)	(97.3)
Net realized capital gains (losses) on funds withheld assets	1.0	8.5	171.7	697.5
Change in fair value of funds withheld embedded derivative	925.6	1,237.7	(259.3)	4,305.0
Tax impacts of exited business	(177.4)	(259.1)	43.0	(1,072.6)
Total income (loss) from exited business	$701.8	$919.8	$(248.0)	$3,830.8

Classification: Company Confidential

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	9/30/23	9/30/22	9/30/23	9/30/22
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$424.6	$406.0	$1,618.0	$1,798.8
Commissions and other expenses	(30.7)	(32.9)	(123.5)	(146.9)
Operating revenues less pass-through expenses	$393.9	$373.1	$1,494.5	$1,651.9

Principal International Combined Net Revenue (at PFG Share)
Pre-tax operating earnings	$70.8	$64.0	$290.4	$334.1
Combined operating expenses other than pass-through commissions (at PFG share)	168.3	154.3	652.2	642.2
Combined net revenue (at PFG share)	$239.1	$218.3	$942.6	$976.3

Classification: Company Confidential